CORPORATE CONTACT: Stephen J. Tober President/Chief Operating Officer 312.528.2623

FOR IMMEDIATE RELEASE

MANAGEMENT BIDDERS TO ACQUIRE LEAPNET, INC.

    CHICAGO, IL, November 21, 2001—Leapnet, Inc. (NASDAQ: LEAP), SPRI, Ltd., a company controlled by Robert Figliulo, the Chairman and Chief Executive Officer of Leapnet, and David Figliulo, the Vice President-Sales and a director of Leapnet, and SPRI Acquisition Corp., a wholly-owned subsidiary of SPRI, announced today that they have signed a definitive merger agreement under which SPRI will offer to acquire all of the outstanding shares of Leapnet for $1.85 per share in cash. SPRI and SPRI Acquisition Corp. plan to commence a cash tender offer for all outstanding shares of Leapnet's common stock other than shares to be contributed to SPRI Acquisition Corp. by Robert and David Figliulo.

    The tender offer is conditioned on the valid tender of a majority of Leapnet's outstanding shares and other customary closing conditions. Robert and David Figliulo have each agreed to contribute their shares to SPRI Acquisition Corp., which shares will be counted in determining whether the minimum number of shares have been tendered. Assuming at least 90 percent of the Leapnet shares are tendered in the offer, Leapnet and SPRI expect to complete the transaction before the end of December 2001. George K. Baum & Company acted as financial advisor to the Special Committee of the Leapnet Board and Duff & Phelps acted as financial advisor to SPRI in connection with the transaction.

    Additional Information

    SPRI and SPRI Acquisition Corp. have not yet commenced the cash tender offer described in this press release but expect to do so promptly. At the time it is commenced, SPRI and SPRI Acquisition Corp. will file a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission and mail a copy to each Leapnet stockholder. On the same day, Leapnet expects to file a Solicitation/Recommendation Statement on Schedule 14D-9 with the Securities and Exchange Commission that will also be mailed to its stockholders. Under the terms of the definitive agreement, the tender offer is to be held open for a minimum of 20 business days.

    This press release is neither an offer to purchase nor the solicitation of an offer to sell any securities of Leapnet. Leapnet stockholders are urged to read the relevant tender offer documents when they become available because they will contain important information that stockholders should consider before making any decision regarding tendering their shares. Investors and Leapnet stockholders will be able to obtain free copies of these documents through the Web site maintained by the Securities and Exchange Commission at www.sec.gov. Free copies of these documents may also be obtained from Leapnet by directing a request to the Investor Relations section of Leapnet's Web site at www.leapnet.com or by mail to Leapnet, 420 West Huron Street, Chicago, IL 60610, attention, Stephen Tober, 312-528-2400.

    In addition to the filings related to the tender offer, Leapnet files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by Leapnet, as well as certain filings made by SPRI and its affiliates, at the Securities and Exchange Commission public reference room at 450 Fifth Street, N.W., Washington, DC 20549 or at any of the Securities and Exchange Commission's other public reference rooms in New York, NY and Chicago, IL. Please call the Securities and Exchange Commission at 800-SEC-0330 for further information on the public reference rooms. Leapnet's and SPRI and its affiliates' filings with the Securities and Exchange Commission are also available to the public from commercial documentation retrieval services and at the Web site maintained by the Securities and Exchange Commission at www.sec.gov.

    About Leapnet

    Headquartered in Chicago, Leapnet is an Internet development and marketing communications firm that creates ingenious solutions to help businesses connect with customers vital to their success.

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on Leapnet's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from the expectations contained in the forward-looking statements. The forward-looking statements in this release include statements regarding the expected closing date of the acquisition. The failure of the minimum tender condition or other conditions to the tender offer, among other factors, could cause actual results to differ materially from those described in the forward-looking statements.